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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  APRIL 2, 2003


                               MRO SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)



         MASSACHUSETTS                0-23852               04-2448516
(State or other jurisdiction        (Commission          (I.R.S. Employer
     of incorporation)              File Number)        Identification No.)


                       100 CROSBY DRIVE, BEDFORD, MA 01730
              (Address of principal executive offices and zip code)


               Registrant's telephone number, including area code:
                                 (781) 280-2000
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ITEM 9. REGULATION FD DISCLOSURE.

Preliminary Earnings Announcement
---------------------------------

On April 2, 2003, the Company announced that, based on a preliminary analysis of its results of operations for the quarter ended March 31, 2003, the Company believes that its revenue and earnings per share for the quarter will be significantly less than had been expected.

A copy of the Company's press release dated April 2, 2003 is attached as Exhibit 99 hereto.

In its press release, the Company announced its preliminary earnings per share
(EPS) on a GAAP and on a pro-forma basis. As presented by the Company, pro-forma EPS is derived by adjusting EPS to exclude amortization of other intangibles expense and related tax effects. Management believes that such pro-forma EPS is useful to investors, first because it is important for investors to receive information in a form that is consistent with the Company's past practice, and second because the Company's amortization of other intangibles expense is substantially fixed, and is relatively large in comparison with the absolute value of the Company's operating income. The Company believes that by focusing on the impact of expenses that are to a greater extent subject to control by the Company's management, pro-forma EPS provides investors with a more direct perspective on the performance of the Company and its management.

The foregoing information is furnished under Item 9 and Item 12 of Form 8-K.

ITEM 7. EXHIBITS

EXHIBIT
NUMBER      DESCRIPTION OF EXHIBIT
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  99        Press Release issued by MRO Software, Inc. on April 2, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 3, 2003                       MRO SOFTWARE, INC.


                                          /s/ Craig Newfield
                                          ----------------------------
                                          By: Craig Newfield
                                          Title: V.P., General Counsel & Clerk




                                  EXHIBIT INDEX
                                  -------------

EXHIBIT
NUMBER      DESCRIPTION OF EXHIBIT
------      ----------------------

  99        Press Release issued by MRO Software, Inc. on April 2, 2003